[Wachtell, Lipton, Rosen & Katz Letterhead]











                                 August 31, 1999

Borg-Warner Automotive, Inc.
200 South Michigan Avenue
Chicago, Illinois 60604

Ladies and Gentlemen:

            We have acted as special counsel for Borg-Warner Automotive, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing by the Company with the Securities and Exchange Commission (the "Commission") of a Registration Statement on Form S-3 (Registration No. 333-84931), as it may be amended (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Securities Act"), for the registration of the offer and sale by the Company, from time to time pursuant to the provisions of Rule 415 under the Securities Act, of up to $350 million maximum aggregate initial offering price of the Company's debt securities (the "Debt Securities") and any of the Company's Common Stock, par value $.01 per share, including the preferred share purchase rights attached thereto (the "Common Stock") issuable solely upon conversion or exchange of any Debt Securities. Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Registration Statement.

            The Debt Securities will constitute either senior or subordinated debt of the Company and will be issued under, in the case of the senior Debt Securities, an indenture to be between the Company and a bank or trust company as trustee (the "Senior Debt Indenture"), and in the case of the subordinated Debt Securities, an indenture to be between the Company and a bank or trust company as trustee (the "Subordinated Debt Indenture"). The Senior Debt



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Borg-Warner Automotive, Inc.
August 31, 1999
Page 2


Indenture and the Subordinated Debt Indenture are hereinafter referred to collectively as the "Indentures." The form of Senior Indenture was filed as an exhibit to the initial Registration Statement and the form of Subordinated Indenture will be filed as an exhibit to Amendment No. 1 to the Registration Statement.

            In this connection, we have reviewed: (i) the Restated Certificate of Incorporation and By-Laws of the Company; (ii) the Registration Statement as filed with the Commission on August 11, 1999 and the form of Amendment No. 1 to the Registration Statement; (iii) the form of Senior Debt Indenture; (iv) the form of Subordinated Indenture; (v) certain resolutions adopted by the Board of Directors of the Company; and (vi) such other documents, records and papers as we have deemed necessary or appropriate in order to give the opinions set forth herein. We are familiar with the proceedings heretofore taken by the Company in connection with the authorization, registration, issuance and sale of the Debt Securities. We have, with your consent, relied as to the factual matters on certificates or other documents or information furnished by the Company or its officers and by governmental authorities and upon such other documents and data that we have deemed appropriate or necessary as a basis for the opinions hereinafter expressed. In such review, we have assumed the genuineness of all signatures, the authenticity of all documents, certificates and instruments submitted to us as originals, the conformity with the originals of all documents submitted to us as copies or as retrieved from the Securities and Exchange Commission's EDGAR database, and the authenticity of the originals of such latter documents.

            Based upon the foregoing, we are of the opinion that, except as limited by (i) bankruptcy, insolvency, reorganization, moratorium, or other similar laws now or hereafter in effect relating to creditors' rights generally,
(ii) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law), (iii) requirements that a claim with respect to any Debt Securities denominated other than in United States dollars (or a judgment denominated other than in United States dollars with respect of such a claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law, and (iv) governmental authority to limit, delay, or prohibit the making of payments outside the United States or in foreign currency or currencies, or currency unit or units, or composite currency or currencies:

            1. When duly authorized officers of the Company have taken all necessary action to approve the form of the Indentures, including the form of Debt Securities, the Debt Securities and the Indentures will be duly authorized.

            2. When the specific terms of a particular Debt Security and its issuance and sale have been duly established in accordance with the Senior Indenture or the Subordinated Indenture, as the case may be, and such Debt Security has been duly executed and authenticated in accordance with the Senior Indenture or Subordinated Indenture, as the case may be, and any



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Borg-Warner Automotive, Inc.
August 31, 1999
Page 3


supplemental indenture that may be required, and duly issued and sold in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors of the Company upon payment of the consideration therefor provided for therein, such Debt Security will constitute the valid and binding obligation of the Company.

            3. With respect to shares of Common Stock, when certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered upon conversion or exchange of any Debt Security, in accordance with the terms of such Debt Security that has been validly issued, paid for and delivered, or the instrument governing such Debt Security providing for such conversion or exchange, as approved by the Board of Directors of the Company, for the consideration approved by the Board of Directors of the Company (not less than the par value of the Common Stock), the shares of Common Stock will be legally issued, fully paid and nonassessable.

            In connection with the opinions expressed above, we have assumed with your consent that, at or prior to the time of the delivery of any such Debt Security, (i) the Board of Directors of the Company, themselves or as so delegated, shall have approved the specific sale and issuance of such Debt Security (including the terms thereof) and shall not have modified or rescinded the duly authorized issuance and sale of such Debt Security, (ii) the Registration Statement shall have been declared effective and such effectiveness shall not have been terminated or rescinded, (iii) the final versions of the Registration Statement, the Subordinated Indenture and the Senior Indenture shall not be substantially different from the versions we have reviewed, (iv) the applicable Trustee and the applicable Indentures shall have been qualified under the Trust Indenture Act of 1939, as amended, and the rules and regulations thereunder, (v) (a) the Company shall have full power and authority to execute, deliver and perform the obligations set forth in the applicable documents, (b) the applicable documents shall have been duly authorized, executed and delivered by the Company and (c) the execution and delivery of the applicable documents and the performance by the Company of its obligations thereunder shall not have violated, breached or otherwise given rise to a default under the terms or provisions of its Restated Certificate of Incorporation as then in effect or By-Laws as then in effect or of any material contract, commitment or other obligation to which the Company is then a party, and such execution, delivery and performance shall comply with any requirement or restriction imposed by any court or governmental body then having jurisdiction over the Company, and (vi) there shall not have occurred any change in law affecting the validity or enforceability of such Debt Security. We have also assumed that none of the terms of any Debt Security to be established subsequent to the date hereof, nor the issuance and sale of such Debt Security, nor the compliance by the Company with the terms of such Security, will violate any applicable law or will result in a violation of any provision of any instrument or agreement then binding upon the Company, or any restriction imposed by any court or governmental body having jurisdiction over the Company.



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Borg-Warner Automotive, Inc.
August 31, 1999
Page 4


            We are not members of the Bar of any jurisdiction other than the State of New York and, with your consent, we express no opinion as to the law of any jurisdiction other than the laws of the State of New York and the General Corporation Law of the State of Delaware.

            We consent to the use of this opinion as an Exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the prospectus that is a part of the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the General Rules and Regulations promulgated thereunder.

                                    Very truly yours,




                                    /s/ Wachtell, Lipton, Rosen & Katz




DAK/jc